[LOGO]

                                  CERTIFICATE


I, Jean C. Nomura, certify:


1.  I am the Corporate Secretary of UnionBanCal Corporation, a corporation created and existing under the laws of the State of California.


2.  The attached document is a true and correct copy of the Bylaws of

    UnionBanCal Corporation.



Dated:  June 9, 1998


                               /s/ Jean C. Nomura
                              ----------------------------------
                              Corporate Secretary

                                    BYLAWS

                                      OF

                            UNIONBANCAL CORPORATION


                         MAY 28, 1998TABLE OF CONTENTS

                               TABLE OF CONTENTS

ARTICLE I           OFFICES

     Section 1.     Principal Office                         1

     Section 2.     Other Offices                            1


ARTICLE II          MEETINGS OF SHAREHOLDERS

     Section 3.     Place of Meetings                        1

     Section 4.     Annual Meetings                          1

     Section 5.     Special Meetings                         1

     Section 6.     Notice of Shareholders' Meetings         2

     Section 7.     Quorum                                   4

     Section 8.     Adjourned Meetings                       4

     Section 9.     Waiver or Consent by Shareholders        4

     Section 10.    Action Without Meeting                   5

     Section 11.    Voting Rights                            6

     Section 12.    Proxies                                  7

     Section 13.    Voting by Joint Holders or Proxies       7

     Section 14.    Inspectors of Election                   8

ARTICLE III         DIRECTORS; MANAGEMENT

     Section 15.    Powers                                   8

     Section 16.    Number and Qualification of Directors    9

     Section 17.    Election and Term of Office             10

     Section 18.    Director Emeritus                       10

     Section 19.    Removal of Directors                    10

     Section 20.    Vacancies                               11




     Section 21.    Place, Date and Time of Regular
                    Meetings                                11

     Section 22.    Organizational Meetings                 12

     Section 23.    Special Meetings                        12

     Section 24.    Quorum                                  12

     Section 25.    Contents of Notice and Waiver of Notice 13

     Section 26.    Adjournment                             13

     Section 27.    Notice of Adjournment                   13

     Section 28.    Participation by Communications
                    Equipment                               13

     Section 29.    Action Without Meeting                  14

     Section 30.    Committees of the Board of Directors    14

     Section 31.    Fees and Compensation                   15


ARTICLE IV          OFFICERS

     Section 32.    Elective Officers                       15

     Section 33.    Election                                15

     Section 34.    Appointive Officers                     15

     Section 35.    Removal and Resignation                 16

     Section 36.    Vacancies                               16

     Section 37.    Chairman of the Board                   16

     Section 38.    Deputy Chairman                         16

     Section 39.    President                               17

     Section 40.    Chief Executive Officer                 17

     Section 41.    Vice Chairmen of the Board              18

     Section 42.    Vice Presidents                         18


                                      ii

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     Section 43.    Secretary                               18

     Section 44.    Assistant Secretaries                   19

     Section 45.    Chief Financial Officer                 19


ARTICLE V           GENERAL CORPORATE MATTERS

     Section 46.    Record Date and Closing of Stockbooks   19

     Section 47.    Corporate Records and Inspection by
                    Shareholders and Directors              20

     Section 48.    Checks, Drafts, Evidences
                    of Indebtedness                         21

     Section 49.    Corporate Contracts and Instruments;
                    How Executed                            21

     Section 50.    Stock Certificates                      21

     Section 51.    Lost Certificates                       22

     Section 52.    Transfer Agent Regulations              22

     Section 53.    Transfer of Stock                       22

     Section 54.    Reports to Shareholders                 23

     Section 55.    Director Liability and Indemnity of
                    Agents                                  24


ARTICLE VI          AMENDMENTS

     Section 56.    Amendments by Shareholders              30

     Section 57.    Amendments by Directors                 30


ARTICLE VII         EMERGENCY PROCEDURES

     Section 58.    Emergency Defined                       30

     Section 59.    Conduct of Affairs                      31


                                      iii

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Section 60.    Quorum and Power of Board of Directors  31

Section 61.    Power of Emergency Managing Committee   31





                                      iv

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                                  BYLAWS OF

                           UnionBanCal Corporation

                          (A California Corporation)


                                 ARTICLE I

                                  OFFICES

     SECTION 1. PRINCIPAL OFFICE. The principal executive office of the corporation (the "Head Office") is hereby fixed and located at 350 California Street, San Francisco, California. The Board of Directors shall have the authority to change the location of the Head Office by amending this Section 1 of the Bylaws.

     SECTION 2. OTHER OFFICES. Upon appropriate regulatory approvals, if necessary, one or more branches, subordinate offices, extensions thereof, or other places of business may from time to time be established by the Board of Directors at such place or places within or without the State of California as it deems appropriate.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     SECTION 3. PLACE OF MEETINGS. All meetings of shareholders shall be held at the Head Office or at any other place that may be designated by the Board of Directors.

     SECTION 4. ANNUAL MEETINGS. The annual meeting of the shareholders shall be held each year on the date and at the time specified by the Board of Directors. At each annual meeting the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

     SECTION 5. SPECIAL MEETINGS. Special meetings of the shareholders, for the purpose of taking any action permitted by the shareholders under the California Corporations Code and the Articles of Incorporation of this corporation, may be called at any time by the Board of Directors,


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


the Chairman of the Board of Directors, the President, or by the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting.

     If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board or the President, and the Secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Section 6 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 5 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

     SECTION 6. NOTICE OF SHAREHOLDERS' MEETING. All notices of meetings of shareholders shall be sent or otherwise given not less than ten (10) [or, if sent by third-class mail, thirty (30)], nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. The notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted at such meeting, or (2) in the case of the annual meeting, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders, but subject to the provision of Section 601(f) of the California Corporations Code, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

     Notice of a shareholders' meeting shall be given either personally or by first-class mail or, if the corporation has outstanding shares held of record by 500 or more persons (determined as provided in Section 605 of the California Corporations Code) on the record date for the shareholders' meeting, notice may be sent third-class mail, or by other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the Head Office of the corporation is located or by publication at least once in a newspaper of general circulation in the county where the Head Office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication or published in the newspaper of general circulation.

     If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder at the Head Office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

     An affidavit of the mailing or other means of giving any notice of any shareholders' meeting in accordance with the provisions of this Bylaw may be executed by the Secretary, Assistant Secretary, or any transfer agent of the corporation giving the notice, and shall be prima facie evidence of the giving of such notice.

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     SECTION 7.     QUORUM.  Unless otherwise provided in the Articles of
Incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except as provided in this Bylaw, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by applicable law or the Articles of Incorporation. Shareholders present at a valid meeting at which a quorum is initially present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     SECTION 8. ADJOURNED MEETINGS. Any annual or special shareholders' meeting may be adjourned from time to time, even though a quorum is not present, by the vote of the holders of a majority of the voting shares present at the meeting either in person or by proxy, provided that in the absence of a quorum, no other business may be transacted at the meeting except as provided in Section 7 of these Bylaws.

     Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than forty five (45) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     SECTION 9. WAIVER OR CONSENT BY SHAREHOLDERS. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by
Section 6 of these Bylaws or Section 601(f) of the California Corporations
Code to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except as provided in Section 601(f) of the California Corporations Code.

     SECTION 10. ACTION WITHOUT MEETING. Unless otherwise specified in the Articles of Incorporation, an action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, except that unanimous written consent of all shares entitled to vote for the election of directors shall be required for election of directors to fill vacancies created by removal.

     Unless the consents of all shareholders entitled to vote have been solicited or received in writing, notice shall be given to non-consenting shareholders to the extent required by Section 603(b) of the California Corporations Code.

     Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

     SECTION 11.    VOTING RIGHTS.    Only persons in whose names shares
entitled to vote stand on the stock records of the corporation at the close of business on the record date fixed by the Board of Directors as provided in
Section 49 of these Bylaws for the determination of shareholders of record shall be entitled to notice of and to vote at such meeting of shareholders. If no record date is fixed: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; (2) the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given; (3) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

     Except as may be otherwise provided in the Articles of Incorporation, each outstanding share shall be entitled to one vote on each matter submitted to a vote of shareholders.


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


     In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected.

     Voting may be by voice or ballot, provided that any election of directors must be by ballot upon the demand of any shareholder made at the meeting and before the voting begins.

     SECTION 12. PROXIES. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. All proxies must be in writing and must be signed by the shareholder or his attorney-in-fact confirming the proxy. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in Section 705 of the California Corporations Code. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

     SECTION 13. VOTING BY JOINT HOLDERS OR PROXIES. Shares or proxies standing in the names of two or more persons shall be voted or represented in accordance with the vote or consent of the majority of such persons. If only one of such persons is present in person or by proxy, that person shall have the right to vote all such shares, and all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum. If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the shares in question proportionately. This section shall apply to the voting of shares by two or more


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


administrators, executors, trustees or other fiduciaries, or joint proxyholders, unless the instrument or order of court appointing them shall otherwise direct.

     SECTION 14. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. If there are three inspectors of election, the decision, act or certificate of majority is effective in all respects as the decision, act or certificate of all.

     The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

                                  ARTICLE III

                             DIRECTORS; MANAGEMENT

     SECTION 15. POWERS. Subject to any provisions of the Articles of Incorporation, of the Bylaws and of law limiting the powers of the Board of Directors or reserving powers to the

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shareholders, the Board of Directors shall, directly or by delegation, manage the business and affairs of the corporation and exercise all corporate powers permitted by law.

     SECTION 16. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors shall be not less than sixteen (16) nor more than thirty
(30), until changed by amendment of the Articles of Incorporation. The exact number of directors within these limits shall be fixed from time to time by resolution adopted by the Board of Directors or the shareholders. Directors need not be shareholders of the corporation.

     Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding capital stock of the corporation entitled to vote for the election of directors at the Annual Meeting of Shareholders. Notice of intention to make any nominations by a shareholder shall be made in writing and shall be delivered or mailed to the Secretary at the Head Office of the corporation not less than ten (10) days nor more than sixty (60) days prior to any meeting of shareholders called for the election of directors; provided however, that if less than ten (10) days notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the Secretary at the Head Office of the corporation not less than the close of business on the day prior to the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the chairman of the meeting, be disregarded and upon the chairman's instructions, the inspectors of election can disregard all votes cast for


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each such nominee.  A copy of this paragraph shall be set forth in the notice to shareholders of any meeting at which directors are to be elected.

     SECTION 17. ELECTION AND TERM OF OFFICE. The directors shall be elected annually by the shareholders at the Annual Meeting of Shareholders; provided, that if for any reason, said annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. The term of office of the directors shall, except as provided in
Section 20 of these Bylaws, begin immediately after their election and shall continue until their respective successors are elected and qualified.

     SECTION 18. DIRECTOR EMERITUS. The Board of Directors may appoint any person who has served as a director of the corporation to the position of Director Emeritus. Persons appointed Director Emeritus shall have such rights and privileges as the Board of Directors may approve from time to time; except, that they may only attend meetings of the Board of Directors by express invitation and they shall have no vote.

     SECTION 19. REMOVAL OF DIRECTORS. A director may be removed from office by the Board of Directors if he is declared of unsound mind by an order of court or convicted of a felony. Any or all of the directors may be removed from office without cause by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors; however, unless the entire Board of Directors is removed, an individual director shall not be removed if the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast, or, if such action is taken by written consent, all shares entitled to vote were voted, and the entire number of directors authorized at the time of the director's most recent election were then being elected. A director may also be removed from office by the Superior Court of the county in which


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the Head Office is located, at the request of shareholders holding at least ten percent (10%) of the number of outstanding shares of any class, in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the corporation, in the manner provided by law.

     No reduction of the authorized number of directors shall have the effect of removing any director before his term expires.

     SECTION 20. VACANCIES. A vacancy or vacancies on the Board of Directors shall exist on the death, resignation, or removal of any director, or if the authorized number of directors is increased or the shareholders fail to elect the full authorized number of directors.

     Except for a vacancy created by the removal of a director, vacancies on the Board of Directors may be filled by a majority of the remaining directors then in office, whether or not less than a quorum, or by a sole remaining director, and each director elected in this manner shall hold office until his successor is elected at an annual or special shareholders' meeting.

     The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.

     Any director may resign effective upon giving written notice to the Chairman of the Board of Directors, the Deputy Chairman, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

     SECTION 21. PLACE, DATE AND TIME OF REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such places within or without the State of California and on such dates and at such times as the Board may from time to time determine by resolution or written consent.


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     SECTION 22.    ORGANIZATIONAL MEETINGS.  Immediately following each annual shareholders' meeting, the Board of Directors shall hold an organizational meeting to organize and transact other business. Notice of this meeting shall not be required. The regular meeting of the Board of Directors may be held jointly with this organizational meeting.

     SECTION 23. SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose may be called at any time by the Chairman of the Board of Directors, the Deputy Chairman, or the President, or the Secretary, or any two directors.

     Special meetings of the Board shall be held upon four days notice by mail or twenty-four (24) hours notice delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, telecopier, electronic mail, or other electronic means. If notice is by telephone, it shall be complete when the person calling the meeting believes in good faith that the notified person has heard and acknowledged the notice. If the notice is by mail or telegraph, it shall be complete when deposited in the United States mail or delivered to the telegraph office at the place where the corporation's Head Office is located, charges prepaid and addressed to the notified person at such person's address appearing on the corporate records or, if it is not on these records or is not readily ascertainable, at the Head Office. If notice is by telecopier, it shall be complete when confirmation is received by printed receipt or telephone that the complete notice has been sent to the telecopier number provided to the corporation for such purposes by the board member.

     SECTION 24. QUORUM. One-third of the exact number of directors shall constitute a quorum for the transaction of business, except to adjourn a meeting under Section 27 of these Bylaws. Every act done or decision made by a majority of the directors present at a meeting at which a quorum is present shall be regarded as the act of the Board of Directors, unless the vote of a greater number is required by law, the Articles of Incorporation, or these Bylaws. A meeting


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


at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by a majority of the required quorum for such meeting.

     SECTION 25. CONTENTS OF NOTICE AND WAIVER OF NOTICE. Neither the business to be transacted at, nor the purpose of, any regular or special Board meeting need be specified in the notice or waiver of notice of the meeting. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, either before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to said director. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     SECTION 26. ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

     SECTION 27. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place are fixed at the meeting being adjourned, except that if the meeting is adjourned for more than twenty-four (24) hours such notice shall be given prior to the adjourned meeting to the directors who were not present at the time of the adjournment.

     SECTION 28. PARTICIPATION BY COMMUNICATIONS EQUIPMENT. Members of the Board may participate in a meeting through use of conference telephone, electronic video screen communication or other communications equipment, so long as all members participating in such meetings can communicate with all of the other members concurrently and are provided the means of participating in all matters before the Board, and the corporation confirms that the person communicating by telephone, electronic video screen or other communications equipment is a director entitled to participate in the Board meeting and that all statements, actions and votes were made by such director. Such participation constitutes presence in person at such meeting.

     SECTION 29. ACTION WITHOUT MEETING. The Board of Directors may take any action without a meeting that may be required or permitted to be taken by the Board at a meeting, if all members of the Board individually or collectively consent in writing to the action. The written consent or consents shall be filed in the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same effect as a unanimous vote of directors.

     SECTION 30. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors designate one or more committees from time to time, each consisting of two or more directors to serve at the pleasure of the Board. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board of Directors shall have all the authority of the Board, except with respect to:

     (1) The approval of any action for which shareholder approval is also required.

     (2)  The filling of vacancies on the Board or ON any committee.

     (3) The fixing of compensation of the directors for serving on the Board or on any committee.

     (4)  The amendment or repeal of Bylaws or the adoption of new Bylaws.

     (5) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable.

     (6)  A distribution to the shareholders of the corporation as defined in
          Section 166 of the California Corporations Code, except at a rate or in a periodic amount or within a price range set forth in the Articles of Incorporation or determined by the Board.

     (7) The appointment of other committees of the Board or the members thereof.

     (8)  The approval of any action for which the entire Board is required.

     SECTION 31. FEES AND COMPENSATION. Directors and members of committees shall receive neither compensation for their services nor reimbursement for their expenses unless these payments are fixed by resolution of the Board.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 32. ELECTIVE OFFICERS. The elective officers of the corporation shall be a Chairman of the Board, a Deputy Chairman of the Board, a President, a Chief Executive Officer, a Chief Operating Officer, one or more Vice Chairmen of the Board, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Chief Financial Officer, a Chief Credit Officer, an Auditor, and such other elective officers as the Board of Directors may by resolution create, and such officers shall have such powers and perform such duties as are prescribed in these Bylaws or as may be prescribed by the Board of Directors.

     SECTION 33. ELECTION. The elective officers of the corporation shall be chosen by the Board of Directors at any meeting of the Board, and each shall hold his office until he resigns or is removed or otherwise disqualified to serve, or his successor is elected and qualified.

     SECTION 34. APPOINTIVE OFFICERS. The Board of Directors may appoint or create, and may authorize the Chief Executive Officer or any officer or committee whom the Chief Executive Officer may authorize to appoint or create, any other subordinate officers that the business of the corporation may require, each of whom shall have such authority and perform such duties as specified in these Bylaws or as the Board of Directors or its delegates may from time to time determine.

     SECTION 35. REMOVAL AND RESIGNATION. Any elective officer may be removed with or without cause either by the Board of Directors at any regular or special directors' meeting or by the Chief Executive Officer. Any appointive officer may be removed with or without cause by the Board of Directors, the Chief Executive Officer, or the officer or committee having the authority to appoint such officer.

     Any officer may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer, the President or the Secretary of the corporation. An officer's resignation shall take effect when it is received or at any later time specified in the resignation. Unless the resignation specifies otherwise, its acceptance by the corporation shall not be necessary to make it effective.

     SECTION 36. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to the office.

     SECTION 37. CHAIRMAN OF THE BOARD. The Board of Directors may in its discretion elect a Chairman of the Board, who shall preside at all meetings of the Board of Directors at which the Chairman is present and shall exercise and perform any other powers and duties assigned to the Chairman by the Board or prescribed by these Bylaws. The Chairman of the Board shall preside as chairman at all shareholders' meetings, unless he delegates this duty to the Deputy Chairman or the President.

     SECTION 38. DEPUTY CHAIRMAN. The Deputy Chairman of the Board shall perform the duties imposed upon him by these Bylaws, the Board of Directors, and the Chief Executive Officer.

     SECTION 39.    PRESIDENT.   The President shall, subject to the control of
the Board of Directors, exercise and perform the powers and duties assigned to him by the Board or prescribed by these Bylaws. The President shall preside as chairman at all shareholders' meetings and at all directors' meetings not presided over by the Chairman or the Deputy Chairman of the Board.

     In case of absence or disability of the President, the Chairman of the Board shall take his place and perform his duties, and in case of absence or disability of both the President and the Chairman of the Board, the Deputy Chairman and, in the event of his absence or disability, the Vice Chairmen of the Board shall take the President's place in the order directed by the Board of Directors, and in case of absence or disability of the President, the Chairman and the Deputy Chairman of the Board, and the Vice Chairmen of the Board, the Executive Vice Presidents, in the order directed by the Chief Executive Officer, shall take the President's place and perform his duties.

     SECTION 40. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be vested with full and complete authority to conduct the business of the corporation between meetings of the Board of Directors. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation with authority to veto or overrule the action of any committee of the corporation and to take such action as he deems in the best interest of the corporation, including, but not limited to, the approval of extensions of credit up to the legal limit and leasing transactions, and appointment or dismissal of any employee or officer. He shall have authority to approve the acquisition or disposal of any asset, and shall have the authority to execute any and all documents required in connection with his powers.

     The Chief Executive Officer may delegate any of his powers to any person or persons, including, but not limited to, any officer or any committee of the corporation, with the power of further delegation.

     The President shall be the Chief Executive Officer of the corporation.

     SECTION 41. VICE CHAIRMEN OF THE BOARD. The Vice Chairmen of the Board shall perform the duties imposed upon them by these Bylaws, the Board of Directors, and the Chief Executive Officer.

     SECTION 42. VICE PRESIDENTS. The Vice Presidents shall perform the duties imposed upon them by these Bylaws and the Board of Directors. The Executive Vice Presidents shall be senior in rank to the Senior Vice Presidents, both of whom shall be senior to the Vice Presidents and Assistant Vice Presidents.

     SECTION 43. SECRETARY. The Secretary shall keep or cause to be kept, and be available at the Head Office and any other place that the Board of Directors specifies, a book of minutes of all directors' and shareholders' meetings. The minutes of each meeting shall state the time and place that it was held; whether it was regular or special; if a special meeting, how it was authorized; the notice given; the names of those present or represented at shareholders' meetings; and the proceedings of the meetings. A similar minute book shall be kept for each committee of the Board.

     The Secretary shall keep, or cause to be kept, at the Head Office or at the office of the corporation's transfer agent, a share register, or duplicate share register, showing the shareholders' names and addresses, the number of shares held by each, the number and date of each certificate issued for these shares, and the number and date of cancellation of each certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all directors' and shareholders' meetings required to be given under these Bylaws or by law, shall keep the corporate seal in safe custody, and shall have any other powers and perform any other duties that are prescribed by the Board of Directors or these Bylaws.

     SECTION 44. ASSISTANT SECRETARIES. The Assistant Secretaries shall assist the Secretary in the performance of his duties and shall attend to such other matters as may be required of them and in the case of the absence or inability of the Secretary to act, an Assistant Secretary shall act in his stead.

     SECTION 45. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the principal financial officer of the corporation and shall perform the duties imposed upon him by these Bylaws or the Board of Directors. He shall supervise the Treasurer.

                                   ARTICLE V

                         GENERAL CORPORATE MATTERS

     SECTION 46. RECORD DATE AND CLOSING OF STOCKBOOKS. The Board of Directors may fix a time in the future as a record date for determining shareholders entitled to notice of and to vote at any shareholders' meeting; to receive any dividend, distribution, or allotment of rights; or to exercise rights in respect of any other lawful action, including change, conversion, or exchange of shares. The record date shall not, however, be more than sixty
(60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. If a record date is fixed for a particular meeting or event, only shareholders of record on that date are entitled to notice and to vote and to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

     A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

     SECTION 47. CORPORATE RECORDS AND INSPECTION BY SHAREHOLDERS AND DIRECTORS. Books and records of account and minutes of the proceedings of the shareholders, Board, and committees of the Board and a record of the shareholders, giving the names and addresses of all shareholders and the number of shares held by each, shall be kept at the Head Office or at the office of the corporation's transfer agent and shall be open to inspection upon the written demand on the corporation of any shareholder at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder.

     A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent (1%) of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have an absolute right to do either or both of the following: (1) inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five (5) business days prior written demand upon the corporation, or (2) obtain from the transfer agent for the corporation, upon written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled. Inspection and copying may be made in person or by agent or attorney.

     Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and make extracts.

     SECTION 48. CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes, and all mortgages, or other evidences of indebtedness, issued in the name of or payable to the corporation, and all assignments and endorsements of the foregoing, shall be signed or endorsed by the person or persons and in the manner specified by the Board of Directors.

     SECTION 49. CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED. Except as otherwise provided by law or in the Bylaws, officers, agents, or employees must be authorized by the Board of Directors to enter into any contract or execute any instrument in the corporation's name and on its behalf. This authority may be general or confined to specific instances.

     SECTION 50.    STOCK CERTIFICATES.  Subject to the adoption (pursuant to
Section 416(b) of the California Corporations Code) by the corporation of a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, every holder of shares in the corporation shall be entitlted to have a certificate signed in the name of the corporation by the Chairman or Vice Chairmen of the Board or the President or a vice president and by the Chief Financial Officer or an assistant treasurer or the Secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Such facsimile signatures shall continue to be effective as an act of the corporation notwithstanding the fact that at the time a certificate is issued and delivered, an officer whose facsimile signature appears thereon has ceased to be an officer of the corporation.

     SECTION 51. LOST CERTIFICATES. The holder of any stock of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors or a committee or an officer designated thereby, with power so to act may, in its or his discretion, cause to be issued to him a new certificate, or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board of Directors or such committee or officer may, in its or his discretion, require the owner of the lost or destroyed certificate or his legal representative to give the corporation a bond (or other adequate security) in such sum and with such surety or sureties, as it or he may direct, to indemnify the corporation against any claim that may be made against it (including any expense or liability) on account of the alleged loss or destruction of any such certificate or the issuance of such new certificate.

     SECTION 52. TRANSFER AGENT REGULATIONS. The corporation shall, if and whenever the Board of Directors or a committee designated thereby with power so to act shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors or by such committee, at which the shares of the capital stock of the corporation shall be transferable, and no certificate for shares of the capital stock of the corporation in respect of which a transfer agent shall have been designated, shall be valid unless countersigned by such transfer agent. The Board of Directors or such committee may also make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates for shares of the capital stock of the corporation.

     SECTION 53. TRANSFER OF STOCK. Transfers of the stock of the corporation shall be made only on the books of the corporation by the holder thereof or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary at the Head Office of the corporation or a transfer agent of the corporation, if any, and on surrender of the certificate or certificates for such shares properly endorsed. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation, and upon any transfer of stock the person or persons into whose name or names such stock shall be transferred on the books of the corporation shall be substituted for the person or persons out of whose name or names such shares shall have been transferred with respect to all rights, privileges and obligations of holders of stock of the corporation and as against the corporation or any other person or persons.

     The term "person" or "persons" wherever used herein shall be deemed to include any firm or firms, corporation or corporations, association or associations.

     SECTION 54.     REPORTS TO SHAREHOLDERS.  An annual report complying with
Section 1501 of the California Corporations Code shall be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year and at least fifteen (15) or, if sent by third-class mail, thirty-five (35) days prior to the Annual Meeting of Shareholders to be held during the next fiscal year. The foregoing requirement of an annual report shall be waived so long as the shares of the corporation are held by fewer than one hundred (100) holders of record.

     If no annual report for the last fiscal year has been sent to shareholders, the corporation shall, upon the written request of any shareholder made more than one hundred twenty (120) days after the close of that fiscal year, deliver or mail to the person making the request within thirty (30) days thereafter the financial statements requried by Section 1501(a) of the California Corporations Code for that year.

     A shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month, or nine-month period of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, the statements referred to in Section 1501(a) of the California Corporations Code for the last fiscal year. The statements shall be delivered or mailed to the person making the request within thirty (30) days thereafter. A copy of the statements shall be kept on file at the Head Office of the corporation for twelve (12) months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder. The income statements and balance sheets referred to shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

     SECTION 55.     DIRECTOR LIABILITY AND INDEMNITY OF AGENTS.

1. DIRECTOR LIABILITY. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

2.   INDEMNITY OF AGENTS.

     (a) For the purposes of this Section 55, "agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification under this
Section 55.

     (b) The corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding, by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

     (c) The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

     No indemnification shall be made for any of the following:

     (1) In respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses and then only to the extent that the court shall determine.

     (2) Of amounts paid in settling or otherwise disposing of a pending action, without court approval.

     (3) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     (d) To the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to in paragraphs (b) and (c) above or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

     (e) Except as provided in paragraph (d) above, any indemnification under this Section 55 shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in paragraphs (b) or (c), by any of the following:

     (1) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

     (2) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

     (3) Approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon, which approval shall be either by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum), by the written consent of shareholders as provided in Section 10 of these Bylaws, or by the affirmative vote or written consent of such greater proportion (including all) of the shares of any class or or series as may be provided in the articles for all or any specified shareholder action; or

     (4) The court in which the proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the corporation.

     (f)  Upon written request of an agent seeking indemnification under this
Section 55, the Board of Directors by majority vote shall promptly make a determination in good faith as to whether the applicable standard of conduct has been met. If a positive determination is made, indemnification shall be authorized forthwith if the directors approving the determination include a majority of a quorum of directors not parties to the proceeding; otherwise the question of authorization by the shareholders shall be put to a shareholder vote no later than the date of the next annual meeting and said question shall be included in any management proxy solicitation for or prior to said meeting.

     (g) Expenses incurred in defending any proceeding shall be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Section.

     (h) The indemnification authorized by this Section 55 shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent the additional rights to indemnification are authorized in the articles of the corporation. The indemnification provided by this section for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the articles of the corporation. An article provision authorizing indemnification "in excess of that otherwise permitted by California Corporations Code Section 317" or "to the fullest extent permissible under California law" or the substantial equivalent thereof shall be construed to be both a provision for additional indemnification for breach of duty to the corporation and its shareholders as referred to in, and with the limitations required by, paragraph (ll) of subdivision (a) of California Corporations Code Section 204 (which is set forth below) and a provision for additional indemnification as referred to in the second sentence of this paragraph. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this section shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

     (i) No indemnification or advance shall be made under this Section, except as provided in paragraph (d) above or paragraph (e)(4) above, in any circumstance where it appears:

     (l) That it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification;

     (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     Under paragraph (11) of subdivision (a) of California Corporations Code
Section 204, a provision authorizing, whether by bylaw, agreement or otherwise, the indemnification of agents in excess of that expressly permitted by California Corporations Code Section 317 for breach of duty to the corporation and its stockholders may not provide for indemnification of any agent for any acts, omissions or transactions from which a director may not be relieved from liability as set forth in paragraph (10) of subdivision (a) of Section 204 or as to circumstances in which indemnity is expressly prohibited by Section 317.

     According to Paragraph (10) of subdivision (a) of Section 204, a provision eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the corporation and its shareholders, as set forth in California Corporations Code Section 309, may not eliminate or limit the liability of directors as follows:

     (i) For acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

     (ii) For acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director;

     (iii) For any transaction from which a director derived an improper personal benefit;

     (iv) For acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders;

     (v) For acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders;

     (vi)  Under California Corporations Code Section 310; or

     (vii) Under California Corporations Code Section 316.

     No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when the provision becomes effective, and no such provision shall eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.


                                  ARTICLE VI

                                  AMENDMENTS


     SECTION 56. AMENDMENTS BY SHAREHOLDERS. New Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote.

     SECTION 57. AMENDMENTS BY DIRECTORS. Subject to the right of shareholders under the preceding Section 56 of these Bylaws, Bylaws (other than a Bylaw fixing or changing the authorized number of directors or classifying the board of directors) may be adopted, amended, or repealed by the Board of Directors.

                                  ARTICLE VII

                             EMERGENCY PROCEDURES

     SECTION 58. EMERGENCY DEFINED. "Emergency" as used in this Article VII means disorder, disturbance or damage caused by disaster, war, enemy attack or other warlike acts which prevent conduct and management of the affairs and business of the corporation by the Board of Directors and officers in the manner provided for in the Articles of Incorporation and in these Bylaws. The powers and duties conferred and imposed by this Article and any resolutions adopted pursuant hereto shall be effective only during an emergency. This Article may be implemented from time to time by resolutions adopted by the Board of Directors before or during an emergency, or during an emergency by the Emergency Managing Committee constituted and then acting pursuant thereto. An emergency, once commenced, shall be deemed to continue until terminated by resolutions adopted for that purpose by the Board of Directors. During an emergency, the provisions of this Article and any implementing resolutions shall supersede any conflicting provisions of any Article of these Bylaws or resolutions adopted pursuant hereto.

     SECTION 59. CONDUCT OF AFFAIRS. During any emergency, the officers and employees of the corporation shall continue, so far as possible, to conduct the affairs and business of the corporation under the guidance of the Board of Directors, or of the Emergency Managing Committee acting pursuant to this Article, and in accordance with known orders of governmental authorities.

     SECTION 60. QUORUM AND POWER OF BOARD OF DIRECTORS. If, during any emergency, a quorum of the Board of Directors cannot be found or is unable to act, any three or more available members of the Board of Directors shall constitute a quorum, and as such shall have and exercise the fullest power for conduct and management of the property, affairs and business of the corporation, including the power to relocate the Head Office or any other office or branch as circumstances may require.

     SECTION 61. POWER OF EMERGENCY MANAGING COMMITTEE. If during any emergency, a quorum of the Board of Directors as provided for in Section 60 above is not available to serve, then the powers conferred and duties imposed by said Section 61 shall be vested in and devolve upon an Emergency Managing Committee consisting of all available directors, the then acting Chief Executive Officer if he is available, and as many Vice Presidents or officers senior thereto as may be necessary to constitute a total of five committee members. If officers are needed to serve on the Emergency Managing Committee initially, or to fill vacancies from time to time, such vacancies shall be filled by the available Vice Presidents and officers senior thereto assigned to the Head Office as constituted prior to the emergency, in order of their rank and seniority. If a sufficient number of such officers is not available, such vacancies shall be filled by other Vice Presidents


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selected by the incumbent members of the Committee.  Any two members of the
Emergency Managing Committee and the then acting Chief Executive Officer, if he is available, shall constitute a quorum of the Emergency Managing Committee and shall have and exercise all of the powers conferred and perform the duties imposed by this Section 61, but if the then acting Chief Executive Officer is not available any three members of the Emergency Managing Committee shall constitute a quorum of said Committee.









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